Exhibit 99.1

MGM RESORTS INTERNATIONAL CHIEF OPERATING OFFICER COREY SANDERS TO RETIRE AFTER MORE THAN 30 YEARS OF SERVICE

LAS VEGAS, September 5, 2025 – MGM Resorts International (NYSE: MGM) announced today that Corey Sanders, Chief Operating Officer, will retire from the company after more than 30 years of dedicated service and leadership. Sanders has agreed to remain COO through Dec. 31, 2025, and to serve as an advisor to the President and CEO through Dec. 31, 2026. The Company intends to name a new COO to serve as Sander’s successor later this month.

“It’s impossible to overstate what Corey has meant to this Company over the last 30-plus years. He has been a constant presence, providing foundational leadership for all the key moments that have defined our history – from our acquisitions of Mirage Group and Mandalay Resort Group to our regional property openings and expansions like Springfield, National Harbor, Empire City and Borgata,” said Bill Hornbuckle, President & CEO, MGM Resorts. “More importantly, Corey helped us put all the different pieces together to create one company and one culture. As a leader and as a person, Corey understood the importance of caring for employees and treating people with respect. He will be deeply missed.”

Sanders is currently MGM Resorts’ Chief Operating Officer, overseeing the company’s Las Vegas and regional properties as well as multiple corporate departments, including Hospitality, Gaming, Human Resources, and Strategic Initiatives. Prior to that, he served as the company’s Chief Financial Officer and Treasurer. In his tenure with MGM Resorts, Sanders has also served as Chief Operating Officer for the company’s Core Brands, Executive Vice President of Operations for MGM MIRAGE, Executive Vice President and Chief Financial Officer for MGM Grand Resorts, Executive Vice President and CFO for MGM Grand, Assistant Vice President of Corporate Finance and Tax Director for MGM Grand.

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ABOUT MGM RESORTS INTERNATIONAL
MGM Resorts International (NYSE: MGM) is an S&P 500® global gaming and entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 31 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company's 50/50 venture, BetMGM, LLC, offers sports betting and online gaming in North America through market-leading brands, including BetMGM and partypoker, and the Company's subsidiary, LV Lion Holding Limited, offers sports betting and online gaming through market-leading brands in several jurisdictions throughout Europe and Brazil. The Company is currently pursuing targeted expansion in Asia through an integrated resort development in Japan. Through its Focused on What Matters philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on X as well as Facebook and Instagram.

FORWARD LOOKING STATEMENTS
Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and involve risks and/or uncertainties, including those described in the MGM's public filings with the Securities and Exchange Commission. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "could," "may," "will," "should," "seeks," "likely," "intends," "plans," "pro forma," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. MGM has based forward-looking statements on management's current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGM's expectations regarding the timing of future succession related announcements. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to the effects of economic conditions and market conditions in the markets in which MGM operates; the significant competition within the gaming and entertainment industry; MGM's ability to execute on its business plan; changes in applicable laws or regulations; other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in MGM's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, MGM is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGM updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements

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